Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

June 30, 2017

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges.
Consolidated Debt  The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements.
Consolidated Gross Assets  The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements.
EBITDA and Adjusted EBITDA  Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, loss on debt extinguishments, severance-related charges, litigation provision, gain upon consolidation of JV and foreign currency exchange gains (losses). The Company considers EBITDA and Adjusted EBITDA important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate the Company’s operating performance. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDA and Adjusted EBITDA.
Financial Leverage Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges  Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds Available for Distribution (“FAD”)  FAD is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired market lease intangibles, net, (ii) amortization of deferred compensation expense, (iii) amortization of deferred financing costs, net, (iv) straight-line rents, (v) non-cash interest and depreciation related to DFLs and lease incentive amortization (reduction of straight-line rents) and (vi) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and (ii) includes lease restructure payments and adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Adjustments for joint ventures are calculated to reflect the Company’s pro-rata share of both its consolidated and unconsolidated joint ventures. The Company reflects its share of FAD for unconsolidated joint ventures by applying its actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. The Company reflects its share for consolidated joint ventures in which it does not own 100% of the equity by adjusting its FAD to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (see FFO below for further disclosure regarding our use of pro-rata share information and its limitations). Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s performance and is frequently used by analysts, investors, and other interested parties in the evaluation of the Company’s performance as a REIT. The Company believes FAD is an alternative run-rate earnings measure that improves the understanding of its operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods and (iii) results among REITS more meaningful. FAD does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through the Company’s cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our FAD adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, FAD is adjusted for recurring capital expenditures, which are generally not considered when

2

Definitions

determining cash flows from operations or liquidity. FAD is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Funds From Operations (“FFO”), FFO as adjusted and Comparable FFO as adjusted  The Company believes FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.
FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other depreciation and amortization, and adjustments to compute the Company’s share of FFO and FFO as adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect the Company’s pro-rata share of both our consolidated and unconsolidated joint ventures. The Company reflects its share of FFO for unconsolidated joint ventures by applying its actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. The Company’s reflects its share for consolidated joint ventures in which it does not own 100% of the equity by adjusting its FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. The Company’s pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect its proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in FFO (see above) do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital. See NOI above for further discussion regarding the use of pro-rata share information and its limitations.
FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). The Company computes FFO in accordance with the current NAREIT definition; however, other REITs may report FFO differently or have a different interpretation of the current NAREIT definition from the Company’s.
In addition, the Company presents FFO before the impact of non-comparable items including, but not limited to, severance-related charges, litigation costs, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets, prepayment costs (benefits) associated with early retirement or payment of debt, foreign currency remeasurement losses (gains) and transaction-related items (“FFO as adjusted”). Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Transaction-related items include expensed acquisition and pursuit costs and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Management believes that FFO as adjusted provides a meaningful supplemental measurement of the Company’s FFO run-rate and is frequently used by analysts, investors and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” The Company believes stockholders, potential investors and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes, in addition to adjustments made to arrive at the NAREIT defined measure of FFO, other adjustments to net income (loss). FFO as adjusted is used by management in analyzing our business and the performance of the Company’s properties, and management believes it is important that stockholders, potential investors and financial analysts understand this measure used by management. The Company uses FFO as adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of its management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess its performance as compared with similar real estate companies and the industry in general and (v) evaluate how a specific potential investment will impact its future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, the Company’s FFO as adjusted may not be comparable to those reported by other REITs.
In addition, the Company presents Comparable FFO as adjusted, which excludes FFO as adjusted from Quality Care Properties, Inc. (“QCP”) and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the period presented. Comparable FFO as adjusted allows management to evaluate the performance of the Company’s remaining real estate portfolio following the completion of the QCP spin-off.
Investment  Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development and assets held for sale. Investment also includes the Company’s pro

3

Definitions

rata share of the real estate assets and intangibles held in the Company’s unconsolidated JVs, presented on the same basis. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period.
Net Debt  Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated JVs. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.
Net Debt to Adjusted EBITDA  Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income from Continuing Operations (“NOI”) and Cash NOI  NOI and Cash NOI are non-GAAP supplemental financial measures used to evaluate the operating performance of real estate. The Company includes properties from its consolidated portfolio, as well as its pro-rata share of properties owned by its unconsolidated joint ventures in its NOI and Cash NOI. The Company believes providing this information assists investors and analysts in estimating the economic interest in its total portfolio of real estate. The Company’s pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect its proportionate economic interest in the operating results of properties in its portfolio and is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of revenues and expenses included in NOI (see below) do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent the Company’s legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for the Company’s financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on its GAAP financial statements, using the pro-rata financial information as a supplement.
NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, non-refundable entrance fees, net of entrance fee amortization and lease termination fees and the impact of deferred community fee income and expense (“Adjustments to NOI”). The Adjustments to NOI and resulting Adjusted NOI for SHOP have been restated for prior periods presented to conform to the current period presentation for the adjustment to exclude the impact of deferred community fee income and expense, resulting in recognition as cash is received and expenses are paid. Cash NOI is oftentimes also referred to as “Adjusted NOI.” The Company uses NOI and Cash NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate its same property portfolio (“SPP”), as described below. The Company believes that net income (loss) is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, the Company’s definition of NOI may not be comparable to the definition used by other REITs or real estate companies, as they may use different methodologies for calculating NOI.
Operating expenses generally relate to leased medical office and life science properties and senior housing RIDEA properties. The Company generally recovers all or a portion of its leased medical office and life science property expenses through tenant recoveries. The Company presents expenses as operating or general and administrative based on the underlying nature of the expense. Periodically, the Company reviews the classification of expenses between categories and make revisions based on changes in the underlying nature of the expenses.
Same Property Portfolio SPP NOI and Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties. The Company includes properties from its consolidated portfolio, as well as properties owned by its unconsolidated joint ventures in its SPP NOI and Cash NOI (see NOI above for further discussion regarding our use of pro-rata share information and its limitations). The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or RIDEA properties for the duration of the year-over-year comparison periods presented, excluding assets held for sale. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes (i) certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis and (ii)

4

Definitions

entrance fees and related activity such as deferred expenses, reserves and management fees related to entrance fees. A property is removed from our SPP when it is classified as held for sale, sold, placed into redevelopment or changes its reporting structure.
Secured Debt Ratio  Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments  The Company’s portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net (“SH NNN”), (ii) senior housing operating portfolio (“SHOP”), (iii) life science (iv) medical office and (v) other non-reportable segments (“Other”).
Total Debt  Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated JVs. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of Total Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Total Gross Assets  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period.
Total Rental and Operating Revenue  Consolidated rental and operating revenue plus the Company’s pro rata share of rental and operating revenue from its unconsolidated JVs. Total rental and operating revenue is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of rental and operating revenue do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
Total Secured Debt  Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated JVs. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

5

Reconciliations
In thousands, except per share data

Funds From Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income applicable to common shares	$19,283	$301,375	$479,854	$417,185
Real estate related depreciation and amortization	130,751	141,386	267,305	282,708
Other depreciation and amortization(1)	2,347	2,974	5,358	5,936
Gain on sales of real estate, net	(412)	(119,614)	(317,670)	(119,614)
Taxes associated with real estate dispositions(2)	1	—	(5,498)	53,177
Equity (income) loss from unconsolidated joint ventures	(240)	1,067	(3,509)	1,975
FFO from unconsolidated joint ventures	16,554	11,172	34,862	21,550
Noncontrolling interests’ and participating securities’ share in earnings	2,818	3,467	6,424	7,402
Noncontrolling interests’ and participating securities’ share in FFO	(6,452)	(8,609)	(14,244)	(17,836)
FFO applicable to common shares	$164,650	$333,218	$452,882	$652,483
Distributions on dilutive convertible units and other	—	3,525	3,654	7,109
Diluted FFO applicable to common shares	$164,650	$336,743	$456,536	$659,592
Weighted average shares used to calculate diluted FFO per common share	468,839	473,149	473,366	472,667
Impact of adjustments to FFO:
Transaction-related items(3)	$840	$14,658	$1,896	$17,176
Other impairment, net(4)	56,682	—	5,787	—
Litigation costs	3,366	—	5,205	—
Foreign currency remeasurement gains	(768)	—	(845)	—
	$60,120	$14,658	$12,043	$17,176
FFO as adjusted applicable to common shares	$224,770	$347,876	$464,925	$669,659
Distributions on dilutive convertible units and other	1,738	3,503	3,632	7,083
Diluted FFO as adjusted applicable to common shares	$226,508	$351,379	$468,557	$676,742
Weighted average shares used to calculate diluted FFO as adjusted per common share	473,528	473,149	473,366	472,667
FFO as adjusted from QCP	$—	$101,637	$—	$199,845
Diluted Comparable FFO as adjusted applicable to common shares	$226,508	$249,742	$468,557	$476,897
Diluted earnings per common share	$0.04	$0.64	$1.02	$0.89
Depreciation and amortization	0.28	0.30	0.56	0.61
Other depreciation and amortization	—	0.01	0.01	0.01
Gain on sales of real estate, net	—	—	(0.67)	—
Taxes associated with real estate dispositions	—	(0.25)	(0.01)	(0.14)
Joint venture and participating securities FFO adjustments	0.03	0.01	0.05	0.03
Diluted FFO per common shares	$0.35	$0.71	$0.96	$1.40
Transaction-related items(3)	—	0.03	0.01	0.03
Other impairment, net(4)	0.12	—	0.01	—
Litigation costs	0.01	—	0.01	—
FFO as adjusted applicable to common shares	$0.48	$0.74	$0.99	$1.43
FFO as adjusted from QCP per common share	—	(0.21)	—	(0.42)
Diluted Comparable FFO as adjusted per common share(5)	$0.48	$0.53	$0.99	$1.01
______________________________________

(1)
Other depreciation and amortization includes DFL depreciation and lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options on the 153-property amended lease portfolio in the 2014 Brookdale transaction.

(2)
For the six months ended June 30, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. For the six months ended June 30, 2016, represents income tax expense associated with the state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCR ManorCare, Inc. real estate portfolio.

(3)
On January 1, 2017, we early adopted the Financial Accounting Standards Board Accounting Standards Update No. 2017-01, Clarifying the Definition of a Business (“ASU 2017-01”) which prospectively results in recognizing the majority of our real estate acquisitions as asset acquisitions rather than business combinations. Acquisition and pursuit costs relating to completed asset acquisitions are capitalized, including those costs incurred prior to January 1, 2017. Real estate acquisitions completed prior to January 1, 2017 were deemed business combinations and the related acquisition and pursuit costs were expensed as incurred. For the three and six months ended June 30, 2016, primarily relates to the QCP spin-off.

(4)
For the three months ended June 30, 2017, relates to the impairment of our Tandem Health Care Loan. For the six months ended June 30, 2017, relates to the impairment of our Tandem Health Care Loan, net of the impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(5)
Excludes FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

6

Reconciliations
In thousands

Funds Available for Distribution

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
FFO as adjusted applicable to common shares	$224,770	$347,876	$464,925	$669,659
Amortization of deferred compensation	3,327	4,160	7,092	9,505
Amortization of deferred financing costs	3,843	5,281	7,702	10,561
Straight-line rents	(3,168)	(3,541)	(8,176)	(11,117)
Other depreciation and amortization	(2,347)	(2,974)	(5,358)	(5,935)
Leasing costs and tenant and capital improvements(1)	(27,834)	(21,872)	(51,121)	(42,354)
Lease restructure payments	314	6,318	854	12,612
CCRC entrance fees(2)	4,713	6,046	8,362	11,549
Deferred income taxes	(4,342)	(2,604)	(6,716)	(5,546)
Other FAD adjustments	881	(824)	1,138	(2,028)
FAD applicable to common shares	$200,157	$337,866	$418,702	$646,906
Distributions on dilutive convertible units and other	1,738	3,525	—	7,109
Diluted FAD applicable to common shares	$201,895	$341,391	$418,702	$654,015
______________________________________

(1)	Includes our share of leasing costs and tenant and capital improvements from unconsolidated joint ventures.

(2)	Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

7

Reconciliations

Projected Future Operations(1)

	Full Year 2017
	Low	High
Diluted earnings per common share	$1.18	$1.24
Real estate depreciation and amortization	1.13	1.13
Other depreciation and amortization	0.02	0.02
Gain on sales of real estate	(0.69)	(0.69)
Taxes associated with real estate disposition	(0.01)	(0.01)
Joint venture FFO adjustments	0.10	0.10
Diluted FFO per common share	$1.73	$1.79
Other impairments / recovery	0.02	0.02
Litigation provision	0.02	0.02
Transaction-related items and other(2)	0.01	0.01
Loss on debt extinguishment	0.11	0.11
Diluted FFO as adjusted per common share	$1.89	$1.95
 ______________________________________

(1)
The foregoing projections reflect management’s view as of August 1, 2017 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in the Company’s earnings press release for the quarter ended June 30, 2017 that was issued on August 1, 2017. These projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of its contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. The Company’s actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of August 1, 2017. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Transaction-related items and other includes severance-related costs from executive transition.

8

Reconciliations
In millions

Projected Cash NOI Plus Interest Income, SPP NOI and SPP Cash NOI(1) (2)
For the projected full year 2017 (low)

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$324	$242	$279	$291	$108	$1,248
Interest income	—	—	—	—	56	56
Cash NOI plus interest income	324	242	279	291	164	1,304
Interest income	—	—	—	—	(56)	(56)
Non-cash adjustments to cash NOI(3)	1	(17)	2	4	4	(6)
NOI	326	225	281	295	112	1,241
Non-SPP NOI	(42)	(44)	(38)	(41)	(2)	(167)
SPP NOI	284	181	243	254	110	1,074
Adjustments to SPP NOI(3)	7	—	4	1	(4)	7
SPP cash NOI	$290	$181	$246	$255	$106	1,081
Addback adjustments(4)						160
Other income and expenses(5)						311
Costs and expenses(6)						(985)
Net Income						$567

For the projected full year 2017 (high)

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$328	$250	$282	$294	$109	$1,263
Interest income	—	—	—	—	57	57
Cash NOI plus interest income	328	250	282	294	167	1,320
Interest income	—	—	—	—	(57)	(57)
Non-cash adjustments to cash NOI(3)	1	(18)	2	4	4	(7)
NOI	330	233	284	298	114	1,256
Non-SPP NOI	(43)	(46)	(39)	(41)	(2)	(171)
SPP NOI	286	187	245	257	111	1,085
Adjustments to SPP NOI(3)	7	—	4	1	(4)	7
SPP cash NOI	$293	$187	$249	$258	$107	1,092
Addback adjustments(4)						164
Other income and expenses(5)						318
Costs and expenses(6)						(978)
Net Income						$596

9

Reconciliations
In millions

For the year ended December 31, 2016

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$409	$264	$289	270	$120	$1,352
Interest income	—	—	—	—	89	89
Cash NOI plus interest income	409	264	289	270	208	1,441
Interest income	—	—	—	—	(89)	(89)
Non-cash adjustments to cash NOI(3)	8	(20)	3	4	3	(3)
NOI	416	244	292	274	123	1,349
Non-SPP NOI	(138)	(55)	(54)	(24)	(15)	(287)
SPP NOI	278	189	238	250	108	1,062
Adjustments to SPP NOI(3)	(2)	(2)	—	(1)	(3)	(7)
SPP cash NOI	$276	$187	$238	249	$105	1,055
Addback adjustments(4)						294
Other income and expenses(5)						217
Costs and expenses(6)						(1,192)
Discontinued operations						266
Net Income						$640

Projected SPP NOI change for the full year 2017

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Low	2.0%	(3.9)%	2.0%	1.8%	2.0%	1.2%
High	3.0%	(0.9)%	3.0%	2.8%	3.0%	2.2%

Projected SPP cash NOI change for the full year 2017

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Low	5.0%	(3.0)%	3.5%	2.5%	0.8%	2.5%
High	6.0%	—%	4.5%	3.5%	1.8%	3.5%
 ______________________________________

(1)
The foregoing projections reflect management’s view as of August 1, 2017 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in the Company’s earnings press release for the quarter ended June 30, 2017 that was issued on August 1, 2017. These projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of its contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. The Company’s actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of August 1, 2017. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Does not foot due to rounding and adjustments made to Total SPP to the high and low ranges reported by segment.

(3)
Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, lease termination fees and non-refundable entrance fees as the fees are collected by the Company’s CCRC JV, net of CCRC JV entrance fee amortization.

(4)	Represents non-SPP NOI and adjustments to SPP NOI.

(5)	Represents interest income, gain on sales of real estate, other income, net, impairments, net, income taxes and equity income (loss) from unconsolidated joint ventures, excluding NOI.

(6)	Represents interest expense, depreciation and amortization, general and administrative expenses, acquisition and pursuit costs, and loss on debt extinguishments.

10

Reconciliations
In thousands

Total Gross Assets and Investment

	June 30, 2017
	Senior Housing Triple-net	SHOP		Life Science	Medical Office	Other	Corporate Non-segment	Total
Consolidated total assets	$3,319,253	$2,832,465		$3,526,753	$2,928,303	$1,249,184	$246,617	$14,102,575
Investments in and advances to unconsolidated JVs	—	(749,435)		(64,794)	(13,582)	(1,420)	—	(829,231)
Accumulated depreciation and amortization net of assets held for sale	743,226	371,443		803,967	963,129	194,804	93	3,076,662
Consolidated Gross Assets	$4,062,479	$2,454,473		$4,265,926	$3,877,850	$1,442,568	$246,710	$16,350,006
HCP's share of unconsolidated JV gross assets	—	1,535,720		24,245	19,539	10,253	—	1,589,757
Total Gross Assets	$4,062,479	$3,990,193	—	$4,290,171	$3,897,389	$1,452,821	$246,710	$17,939,763
Land held for development	—	—		(224,370)	(947)	(3,642)	—	(228,959)
Fully depreciated real estate and intangibles excluding held for sale	61,482	22,912		220,698	302,344	6,256	—	613,692
Non-real estate related assets(1)	(218,598)	(507,703)		(181,053)	(158,585)	(71,657)	(246,710)	(1,384,306)
Real estate intangible liabilities, net of held for sale	(45,227)	(1,003)		(97,960)	(65,351)	(25,513)	—	(235,054)
Investment	$3,860,136	$3,504,399		$4,007,486	$3,974,850	$1,358,265	$—	$16,705,136

Investment by Type:
Wholly-owned	3,860,136	2,322,058		3,919,512	3,965,025	1,349,115	—	15,415,846
HCP's share of unconsolidated JVs	—	1,182,341		87,974	9,825	9,150	—	1,289,290
Investment	$3,860,136	$3,504,399		$4,007,486	$3,974,850	$1,358,265	$—	$16,705,136
______________________________________

(1)
Includes straight-line rent receivables, net of reserves; lease commissions, net of amortization; cash and restricted cash; the value attributable to refundable entrance fee liabilities for the Company’s CCRC JV and other assets.

11

Reconciliations
In thousands

Total Rental and Operating Revenue

	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017
Senior housing triple-net	$100,034	$78,079
SHOP	140,228	125,416
Life science	85,321	86,730
Medical office	118,371	119,164
Other	29,883	28,670
Consolidated rental and operating revenue	$473,837	$438,059
SHOP	76,364	81,368
Life science	1,940	2,004
Medical office	489	496
Other	418	417
HCP’s share of unconsolidated JVs rental and operating revenue	$79,211	$84,285
Senior housing triple-net	100,034	78,079
SHOP	216,592	206,784
Life science	87,261	88,734
Medical office	118,860	119,660
Other	30,301	29,087
Total rental and operating revenue	$553,048	$522,344

EBITDA and Adjusted EBITDA

Three Months Ended June 30, 2017
Net income	$22,101
Interest expense	77,788
Income taxes benefit	(2,987)
Depreciation and amortization	130,751
Equity (income) loss from unconsolidated JVs	(240)
HCP’s share of unconsolidated JV EBITDA	18,615
Other JV adjustments	(314)
EBITDA	$245,714
Transaction-related items	840
Other impairment, net	56,682
Gain on sales of real estate, net	(412)
Litigation provision	3,366
Foreign currency remeasurement gains	(768)
Adjusted EBITDA	$305,422

12

Reconciliations
In thousands

Financial Leverage

June 30, 2017
Total Debt	$7,835,036
Total Gross Assets	17,939,763
Financial Leverage	43.7%

Secured Debt Ratio

June 30, 2017
Mortgage debt	$146,337
HCP's share of unconsolidated JV mortgage debt	166,393
Secured debt	312,730
Total Gross Assets	17,939,763
Secured Debt Ratio	1.7%

Net Debt to Adjusted EBITDA

June 30, 2017
Net Debt	$7,410,161
Annualized Adjusted EBITDA(1)	1,221,688
Net Debt to Adjusted EBITDA	6.1x
 ______________________________________

(1)	Represents the current quarter Adjusted EBITDA multiplied by a factor of four.

13

Reconciliations
In thousands

Adjusted Fixed Charge Coverage

Three Months Ended June 30, 2017
Adjusted EBITDA	$305,422
Interest expense	77,788
HCP’s share of unconsolidated JV interest expense	1,700
Capitalized interest	4,538
Fixed charges	$84,026

Adjusted fixed charge coverage	3.6x

Total Debt and Net Debt

June 30, 2017
Bank line of credit(1)	$136,311
Term loan(2)	218,832
Senior unsecured notes	6,889,045
Mortgage debt	146,337
Other debt	94,801
Consolidated debt	$7,485,326
HCP's share of unconsolidated JV mortgage debt	166,393
HCP's share of unconsolidated JV other debt	183,317
Total debt	$7,835,036
Cash and cash equivalents	(391,965)
HCP's share of unconsolidated JV cash and cash equivalents	(32,910)
Net debt	$7,410,161
  ______________________________________

(1)	Represents £105 million translated into U.S. dollars (“USD”).

(2)	Represents £169 million translated into USD.

14

Reconciliations
In thousands

Segment Cash NOI plus Interest Income and Same Property Performance
Total Consolidated

	Three Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Net Income	$304,842	$154,039	$61,300	$464,177	$22,101
Interest income	(32,787)	(20,482)	(17,510)	(18,331)	(20,869)
Interest expense	121,333	117,860	103,148	86,718	77,788
Depreciation and amortization	139,919	141,407	146,927	136,554	130,751
General and administrative	22,779	34,781	20,600	22,478	21,286
Acquisition and pursuit costs	823	2,763	3,760	1,057	867
Gain on sales of real estate, net	(119,614)	9	(45,093)	(317,258)	(412)
Impairment	—	—	—	—	56,682
Other (income) loss, net	(2,340)	(1,432)	1,410	(51,208)	(71)
Loss on debt extinguishments	—	—	46,020	—	—
Income tax expense (benefit)	(2,179)	(424)	3,372	(6,162)	(2,987)
Equity income (loss) from unconsolidated JVs	1,067	2,053	(15,388)	(3,269)	(240)
Discontinued operations	(107,375)	(108,213)	18,246	—	—
HCP's share of unconsolidated JVs:
Revenues	55,684	53,814	55,024	79,211	84,285
Operating expenses	(43,035)	(43,037)	(42,137)	(60,059)	(66,081)
NOI	$339,117	$333,138	$339,679	$333,908	$303,100
Adjustment to NOI	715	810	1,948	(922)	2,393
Cash NOI	$339,832	$333,948	$341,627	$332,986	$305,493
Interest income	32,787	20,482	17,510	18,331	20,869
Cash NOI plus interest income	$372,619	$354,430	$359,137	$351,317	$326,362
Interest income	(32,787)	(20,482)	(17,510)	(18,331)	(20,869)
Adjustment to NOI	(715)	(810)	(1,948)	922	(2,393)
FX adjustment - GAAP SPP	(940)	(201)	236	247	—
Non-SPP NOI	(59,830)	(57,693)	(55,680)	(48,432)	(21,846)
SPP NOI	$278,347	$275,244	$284,235	$285,723	$281,254
Adjustment to SPP NOI	(2,429)	(1,052)	(1,760)	(2,358)	459
FX adjustment - Cash SPP	100	20	(24)	(25)	—
SPP cash NOI	$276,018	$274,212	$282,451	$283,340	$281,713

Senior Housing Triple-Net

	Three Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Net Income	$68,948	$67,794	$91,688	$340,349	$50,817
Interest expense	4,049	644	640	627	631
Depreciation and amortization	34,202	34,030	34,408	26,411	25,519
Gain on sales of real estate, net	—	—	(24,804)	(268,464)	230
NOI	$107,199	$102,468	$101,932	$98,923	$77,197
Adjustment to NOI	(2,022)	(1,003)	898	(1,839)	(406)
Cash NOI	$105,177	$101,465	$102,830	$97,084	$76,791
Adjustment to NOI	2,022	1,003	(898)	1,839	406
Non-SPP NOI	(30,479)	(26,946)	(23,406)	(22,313)	725
SPP NOI	$76,720	$75,522	$78,526	$76,610	$77,922
Adjustment to SPP NOI	(1,199)	(118)	493	(1,514)	(407)
SPP cash NOI	$75,521	$75,404	$79,019	$75,096	$77,515

15

Reconciliations
In thousands

SHOP

	Three Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Net Income	$13,452	$10,753	$32,967	$17,094	$12,672
Interest expense	7,837	8,130	5,928	4,596	1,166
Depreciation and amortization	24,988	26,837	30,680	26,358	24,415
Gain on sales of real estate, net	—	—	(675)	(366)	232
Equity income from unconsolidated JVs	2,482	3,517	(12,703)	(1,993)	1,065
HCP's share of unconsolidated JVs:
Revenues	52,855	50,973	52,167	76,364	81,368
Operating expenses	(42,473)	(42,463)	(41,547)	(59,527)	(65,487)
NOI	$59,141	$57,747	$66,817	$62,526	$55,431
Adjustment to NOI	4,248	4,081	4,798	3,154	4,523
Cash NOI	$63,389	$61,828	$71,615	$65,680	$59,954
Cash NOI plus interest income	$63,389	$61,828	$71,615	$65,680	$59,954
Adjustment to NOI	(4,248)	(4,081)	(4,798)	(3,154)	(4,523)
Non-SPP NOI	(11,947)	(13,172)	(17,987)	(12,132)	(10,021)
SPP NOI	$47,194	$44,575	$48,830	$50,394	$45,410
Adjustment to SPP NOI	(922)	(403)	(95)	(337)	143
SPP cash NOI	$46,272	$44,172	$48,735	$50,057	$45,553

Life Science

	Three Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Net Income	69,762	40,537	55,892	79,510	38,929
Interest expense	632	634	453	104	96
Depreciation and amortization	32,077	31,967	33,189	33,791	31,004
Gain on sales of real estate, net	(29,455)	—	(19,614)	(44,633)	(1,280)
Equity income from unconsolidated JVs	(776)	(778)	(664)	(770)	(763)
HCP's share of unconsolidated JVs:
Revenues	1,898	1,929	1,971	1,940	2,004
Operating expenses	(400)	(406)	(429)	(371)	(429)
NOI	$73,738	$73,883	$70,798	$69,571	$69,561
Adjustment to NOI	(544)	(314)	(1,458)	(256)	(91)
Cash NOI	$73,194	$73,569	$69,340	$69,315	$69,470
Adjustment to NOI	544	314	1,458	256	91
Non-SPP NOI	(8,376)	(8,636)	(5,318)	(2,575)	(2,834)
SPP NOI	$65,362	$65,247	$65,480	$66,996	$66,727
Adjustment to SPP NOI	1	323	(728)	328	1,022
SPP cash NOI	$65,363	$65,570	$64,752	$67,324	$67,749

16

Reconciliations
In thousands

Medical Office

	Three Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Net Income	$33,680	$26,649	$29,880	$30,918	$29,865
Interest expense	1,625	1,608	995	129	127
Depreciation and amortization	40,604	41,111	41,360	42,729	42,488
(Gain) loss on sales of real estate, net	(8,311)	9	—	—	406
Equity income from unconsolidated JVs	(421)	(462)	(1,809)	(269)	(303)
HCP's share of unconsolidated JVs:
Revenues	524	502	492	489	496
Operating expenses	(155)	(148)	(143)	(142)	(146)
NOI	$67,546	$69,269	$70,775	$73,854	$72,933
Adjustment to NOI	(753)	(814)	(1,195)	(969)	(769)
Cash NOI	$66,793	$68,455	$69,580	$72,885	$72,164
Adjustment to NOI	753	814	1,195	969	769
Non-SPP NOI	(5,461)	(6,972)	(7,049)	(10,349)	(9,749)
SPP NOI	$62,085	$62,297	$63,726	$63,505	$63,184
Adjustment to SPP NOI	29	285	(337)	177	568
SPP cash NOI	$62,114	$62,582	$63,389	$63,682	$63,752

Other

	Three Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Net Income	$135,422	$40,365	$37,329	$41,736	$(16,500)
Interest income	(32,787)	(20,482)	(17,510)	(18,331)	(20,869)
Interest expense	2,476	2,260	2,084	1,997	1,181
Depreciation and amortization	8,048	7,462	7,290	7,265	7,325
Impairment	—	—	—	—	56,682
Gain on sales of real estate, net	(81,848)	—	—	(3,795)	—
Equity income from unconsolidated JVs	(218)	(224)	(212)	(237)	(239)
HCP's share of unconsolidated JVs:
Revenues	407	410	394	418	417
Operating expenses	(7)	(20)	(18)	(19)	(19)
NOI	$31,493	$29,771	$29,357	$29,034	$27,978
Adjustment to NOI	(214)	(1,140)	(1,095)	(1,012)	(864)
Cash NOI	$31,279	$28,631	$28,262	$28,022	$27,114
Interest income	32,787	20,482	17,510	18,331	20,869
Cash NOI plus interest income	$64,066	$49,113	$45,772	$46,353	$47,983
Interest income	(32,787)	(20,482)	(17,510)	(18,331)	(20,869)
Adjustment to NOI	214	1,140	1,095	1,012	864
FX adjustment - GAAP SPP	(940)	(201)	236	247	—
Non-SPP NOI	(3,567)	(1,967)	(1,920)	(1,063)	33
SPP NOI	$26,986	$27,603	$27,673	$28,218	$28,011
Adjustment to SPP NOI	(338)	(1,139)	(1,093)	(1,012)	(867)
FX adjustment - Cash SPP	100	20	(24)	(25)	—
SPP cash NOI	$26,748	$26,484	$26,556	$27,181	$27,144

17

Reconciliations
In thousands

Corporate Non-Segment

	Three Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Net Income	$(16,422)	$(32,059)	$(186,456)	$(45,430)	$(93,682)
Interest expense	104,714	104,584	93,048	79,265	74,587
General and administrative	22,779	34,781	20,600	22,478	21,286
Acquisition and pursuit costs	823	2,763	3,760	1,057	867
Other (income) loss, net	(2,340)	(1,432)	1,410	(51,208)	(71)
Loss on debt extinguishments	—	—	46,020	—	—
Income tax expense (benefit)	(2,179)	(424)	3,372	(6,162)	(2,987)
Discontinued operations	(107,375)	(108,213)	18,246	—	—
NOI	$—	$—	$—	$—	$—

18